UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2018

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas

75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2018 the Company held its Annual Meeting of Stockholders. During this meeting, our stockholders were asked to consider and vote upon four proposals: (1) the election of three Class II Directors to our Board of Directors to serve for a three-year term which expires at the annual meeting of stockholders in 2021; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year; and (3) an advisory vote to approve the compensation of the named executive officers.

On the record date of March 20, 2018, there were 41,318,011 shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

1. Election of director nominees to serve as Class II directors, for a term which expires at the annual meeting of stockholders in 2021

John E. Major	26,390,040	2,654,567	8,131,486

Gregory T. Swienton	28,922,531	122,076	8,131,486

Todd J. Teske	26,519,388	2,525,219	8,131,486

	Votes For	Votes Against	Abstain

2. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018	36,802,287	276,316	97,490

	Votes	Votes		Broker
	For	Against	Abstain	Non-Votes

3. Advisory vote on the compensation of the Company’s named executive officers	28,110,810	510,502	423,295	8,131,486

This advisory vote on the compensation of the Company’s named executive officers received the approval of over 98% of the stockholders voting for and against this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: May 22, 2018

	By:	/s/ Sarah Wood Braley
Name: Sarah Wood Braley
Title: Assistant Secretary